Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (Nos. 333-235790, 333-250046, 333-266828 and 333-286244) of Monopar Therapeutics Inc. of our report dated March 27, 2026, relating to the consolidated financial statements, which appears in Monopar Therapeutics Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ BPM LLP

Santa Rosa, California

July 22, 2026